Exhibit 24

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose name appears below constitutes and appoints Robert W. Schuller and Steven R. Rhodes, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all Farmland Industries, Inc.'s 2002 annual reports prepared, pursuant to Sections 13 or  15d of the Securities Act of  1934, (including any amendments thereto), and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Signature	Title	Date

/s/ HARRY FEHRENBACHER	Chairman of the Board	October 23, 2002
Harry Fehrenbacher	and Director

/s/ JODY BENZER	Vice Chairman of Board,	October 23, 2002
Jody Benzer	Vice President and Director

/s/ LYMAN L. ADAMS, JR.	Director	October 23, 2002
Lyman L. Adams, Jr.

/s/ RONALD J. AMUNDSON	Director	October 23, 2002
Ronald J. Amundson

/s/ BAXTER ANKERSTJERNE	Director	October 23, 2002
Baxter Ankerstjerne

/s/ DONALD ANTHONY	Director	October 23, 2002
Donald Anthony

/s/ LARRY DAHLSTEN	Director	October 23, 2002
Larry Dahlsten

/s/ STEVEN ERDMAN	Director	October 23, 2002
Steven Erdman

/s/ THOMAS H. GIST	Director	October 23, 2002
Thomas H. Gist

/s/ BEN GRIFFITH	Director	October 23, 2002
Ben Griffith

/s/ BARRY JENSEN	Director	October 23, 2002
Barry Jensen

/s/ RON JURGENS	Director	October 23, 2002
Ron Jurgens

/s/ DOUGLAS KUHLMAN	Director	October 23, 2002
Douglas Kuhlman

/s/ WILLIAM F. KUHLMAN	Director	October 23, 2002
William F. Kuhlman

/s/ GREG PFENNING	Director	October 23, 2002
Greg Pfenning

/s/ MONTE ROMOHR	Director	October 23, 2002
Monte Romohr

/s/ JOE ROYSTER	Director	October 23, 2002
Joe Royster

Director
Larry Shriver

/s/ E. KENT STAMPER	Director	October 23, 2002
E. Kent Stamper

/s/ ELI F. VAUGHN	Director	October 23, 2002
Eli F. Vaughn

/s/ FRANK WILSON	Director	October 23, 2002
Frank Wilson